Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40494) pertaining to the 1999 Stock Incentive Plan of our report dated November 3, 2000, with respect to the combined financial statements of Radio Stations KXMX-FM and KEZY-AM included in the Current Report (Form 8-K/A) filed on November 7, 2000 with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Woodland Hills, California
November 6, 2000